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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 68 to the Registration Statement on Form N-1A (the "Registration Statement") for Salomon Brothers Investors Fund Inc of our report dated February 24, 1999, relating to the financial statements and financial highlights appearing in the December 31, 1998 Annual Report to Shareholders of Salomon Brothers Cash Management Fund, Salomon Brothers New York Municipal Money Market Fund, Salomon Brothers National Intermediate Municipal Fund, Salomon Brothers U.S. Government Income Fund, Salomon Brothers High Yield Bond Fund, Salomon Brothers Strategic Bond Fund, Salomon Brothers Total Return Fund, Salomon Brothers Asia Growth Fund and Salomon Brothers Small Cap Growth Fund (nine of the portfolios constituting Salomon Brothers Series Funds Inc), Salomon Brothers Investors Fund Inc and Salomon Brothers Capital Fund Inc, which is also incorporated by reference into the registration statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectus and under the heading "Independent Accountants" in the Statement of Additional Information.

Pricewaterhousecoopers LLP
1177 Avenue of the Americas
New York, New York, 10036
April 27, 1999

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